Exhibit 10.23

SECOND AMENDMENT TO LEASE

AGREEMENT, made this 7th day of January, 2005, entered into between 30 RAMLAND ROAD, LLC, a New York limited liability company, having its principal office at c/o GHP Office Realty, LLC, One West Red Oak Lane, White Plains, New York 10604 (herein referred to as “Landlord”), and VISION SCIENCES, INC., a Delaware corporation, having an office at 40 Ramland Road South, Orangeburg, New York 10962 (herein referred to as “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a written lease agreement dated March 23, 2000, as amended by First Amendment to Lease dated August 31, 2000 (hereinafter collectively referred to as the “Lease”) wherein and whereby the Landlord leased to Tenant and the Tenant hired from the Landlord approximately 10,000 rentable square feet (the “Premises”) in the building known as 40 Ramland Road South, Orangeburg, New York 10962 (the “Building”), for a term which currently expires on August 31, 2005, and

WHEREAS, the parties hereto desire to amend said Lease by extending the term pursuant to the terms and provisions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, each to the other in hand paid, IT IS AGREED as follows:

1.           The term of the Lease is hereby extended so that the term shall now expire on August 31, 2010 or on such earlier date upon which said term may expire or be terminated pursuant to any provision of the Lease or law.

2.           As of September 1, 2005, the Fixed Annual Rent set forth in the Lease shall be amended as follows:

$145,000.00 per annum, payable in equal monthly installments in the amount of $12,083.33 for the period commencing on September 1, 2005 through and including August 31, 2006;

$150,000.00 per annum, payable in equal monthly installments in the amount of $12,500.00 for the period commencing on September 1, 2006 through and including August 31, 2007; and

$162,500.00 per annum, payable in equal monthly installments in the amount of $13,541.66 for the period commencing on September 1, 2007 through and including August 31, 2010.

3.           Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Second Amendment to Lease, including, but not limited to, the Fixed Annual Rent, to any newspaper, periodical. This non-disclosure and confidentiality agreement shall be binding upon Tenant without limitation as to time, and a breach of this paragraph shall constitute a material breach under the Lease.

4.           The Tenant represents that it has dealt with no broker in connection with this Second Amendment to Lease, except GHP Office Realty, LLC. Tenant shall indemnify Landlord and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in this Section. Landlord shall pay the real estate brokerage charge to the above referenced broker pursuant to a separate agreement.

5.           As of the date of this Second Amendment to Lease, Tenant; (i) is in possession of the Premises; (ii) accepts the Building and the Premises in their current “as is” condition”; and (iii) has no claims against Landlord.

6.           Except as otherwise set forth herein, all terms and provisions contained in the Lease shall remain in full force and effect.

7.           It is understood and agreed that this Second Amendment to Lease is submitted to the Tenant for signature with the understanding that it shall not bind the Landlord unless and until it has been executed by the Landlord and delivered to the Tenant or Tenant’s attorney.

8.           The Lease, as hereby amended, shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

30 RAMLAND ROAD, LLC

By:	/s/ Andrew Greenspan
Andrew Greenspan
Member/Manager

VISION-SCIENCES, INC.

By:	/s/ Ron Hadani
Authorized Signature
Name: Ron Hadani
Title: President & CEO